EXHIBIT 36

                               GENERAL PARTNERS OF
                            FINANCIERE PINAULT S.C.A.

Name and Principal
Business Address
Citizenship                              Position
--------------------------------------------------------------------------------

Francois PINAULT                         Managing General Partner
c/o Artemis
Citizenship:  French

Francois Jean Henri PINAULT              Managing General Partner
c/o Artemis
Citizenship:  French







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


               DIRECTORS AND EXECUTIVE OFFICERS OF ARTEMIS S.A.

Name and Principal
Business Address
Citizenship                              Position
--------------------------------------------------------------------------------

Francois Jean Henri PINAULT              Chairman
c/o Artemis
Citizenship:  French

Patricia BARBIZET-DUSSART                Managing Director
c/o Artemis
Citizenship:  French

Francois PINAULT                         Director
c/o Artemis
Citizenship:  French

Jean-Louis de ROUX                       Director
c/o Artemis
Citizenship:  French

John J. RYAN III                         Director
c/o Artemis
Citizenship:  American

Emmanuel CUEFF                           Director
c/o Artemis
Citizenship:  French

Gilles ERULIN                            Director
c/o Artemis
Citizenship:  French

Gilles PAGNIEZ                           Director
c/o Artemis
Citizenship:  French

Jean CASSMAYOU                           Director
c/o Artemis
Citizenship:  French

Xavier LARENAUDIE                        Director
c/o Artemis
Citizenship:  French

Jean-Francois PALUS                      Director
c/o Artemis
Citizenship:  French

Evrard de MONTGOLFIER                    Director
c/o Artemis
Citizenship:  French






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


                               MANAGEMENT BOARD OF
                         PINAULT-PRINTEMPS-REDOUTE S.A.

Name and Principal
Business Address
Citizenship                              Position
--------------------------------------------------------------------------------

Serge WEINBERG                           Chairman and Chief Executive Officer
c/o PPR
Citizenship:  French

Denis OLIVIENNES                         Director. Chairman and CEO of FNAC.
c/o PPR
Citizenship:  French

Andre GUILBERT                           Director
c/o PPR
Citizenship:  French

Per KAUFMANN                             Director.  CEO of Conforama.
c/o PPR
Citizenship:  Swedish

Thierry FALQUE-PIERROTIN                 Director.  Chairman and CEO of Redcats
c/o Redcats                              S.A.
Citizenship:  French

                              SUPERVISORY BOARD OF
                         PINAULT-PRINTEMPS-REDOUTE S.A.

Name and Principal
Business Address
Citizenship                              Position
--------------------------------------------------------------------------------

Patricia BARBIZET-DUSSART                Chairman of the Supervisory Board.
c/o Artemis                              Managing Director of Artemis.
Citizenship:  French

Francois Jean Henri PINAULT              Vice Chairman of the Supervisory
c/o Artemis                              Board. Managing General Partner,
Citizenship:  French                     Financiere Pinault.
                                         Chairman, Artemis.

Rene BARBIER DE LA SERRE                 Member of the Supervisory Board.
c/o Compagnie Financiere Edmond de       Chairman, Continental d'Entreprises.
Rothschild
47 rue du Faubourg St. Honore
75008 Paris
Citizenship:  French

Pierre BELLON                            Member of the Supervisory Board.
c/o Sodexho Alliance                     Chairman and CEO of Sodexho Alliance
3 avenue Newton                          SA.
78180 Montigny le Bretonneux
Citizenship:  French

Allan CHAPIN                             Member of the Supervisory Board.
c/o Compass Partners                     Director, Compass Partners
599 Lexington Avenue                     International LLC.
New York, New York  10022
Citizenship:  American

Luca CORDERO DI MONTEZEMOLO              Member of the Supervisory Board.
c/o Ferrari                              Chairman, Ferrari Spa.
via Abetone Inferiore 4
41053 Maranello Modena
Italy
Citizenship:  Italian

Anthony HAMILTON                         Member of the Supervisory Board.
c/o Fox Pitt Kelton Group Limited        Director, Fox-Pitt Kelton Group Ltd.
35 Wilson Street
London 2C2M 2UB
United Kingdom
Citizenship:  English

Francois HENROT                          Member of the Supervisory Board.
c/o Rothschild & Cie Banque              General Partner of
17, avenue Matignon                      Rothschild et Cie Banque.
75008 Paris
Citizenship:  French

Philippe LAGAYETTE                       Member of the Supervisory Board.
c/o J.P. Morgan & Cie S.A.               President of J.P.Morgan & Cie S.A.
14, Place Vendome
75001 Paris
Citizenship:  French

Alain MINC                               Member of the Supervisory Board.
c/o A.M. Conseil                         Chairman of A.M. Conseil.
10, avenue George V
75008 Paris
Citizenship:  French

Francois PINAULT                         Member of the Supervisory Board.
c/o Artemis                              Managing General Partner, Financiere
Citizenship:  French                     Pinault. Director of Artemis.

Baudoin PROT                             Member of the Supervisory Board.
c/o BNP Paribas                          President and Chief Operating Officer
16, boulevard des Italiens               of BNP Paribas.
75009 Paris
Citizenship:  French

Bruno ROGER                              Member of the Supervisory Board.
c/o Lazard Freres                        General Partner of Lazard Freres.
121 boulevard Hausmann
75008 Paris
Citizenship:  French

                        DIRECTORS AND EXECUTIVE OFFICERS
                          OF SOCIETE FINANCIERE MAROTHI

Name and Principal
Business Address
Citizenship                              Position
--------------------------------------------------------------------------------

Gilles LINARD                            Executive Manager (Gerant)
c/o PPR
Citizenship:  French

                        DIRECTORS AND EXECUTIVE OFFICERS
                            OF SCHOLEFIELD GOODMAN BV

Name and Principal
Business Address
Citizenship                              Position
--------------------------------------------------------------------------------

Patrice MARTEAU                          Director
c/o PPR
Citizenship:  French








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